CONSENT AND SECOND AMENDMENT TO
CREDIT AGREEMENT

     This CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 3, 2002, and is entered into by and among The Hillman Group, Inc. (“Borrower”), Heller Financial, Inc., in its capacity as Agent for the Lenders party to the Credit Agreement described below (“Agent”), and the Lenders which are signatories hereto.

     WHEREAS, Agent, Lenders and Borrower are parties to a certain Credit Agreement dated as of September 28, 2001 (as such agreement has from time to time been amended, supplemented or otherwise modified, the “Credit Agreement”); and

     WHEREAS, Borrower has requested that Agent and Lenders consent to the acquisition (the “Acquisition”) by Borrower of certain assets of Fastenal Company, a Minnesota corporation (“Seller”) pursuant to the terms of that certain Asset Purchase Agreement dated of even date herewith between Borrower and Seller (the “Purchase Agreement”); and

     WHEREAS Borrower has further requested that Agent and Lenders agree to amend the Credit Agreement in certain respects.

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

     2.     Consent. Subject to the conditions precedent set forth in Section 4 of this Amendment, and in reliance on the representations and warranties set forth in Section 5 of this Amendment, Agent and Lenders hereby consent to the consummation of the Acquisition pursuant to the terms set forth in the Purchase Agreement attached hereto as Exhibit A. Except as expressly provided herein, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Agent or Lenders of any of their rights, legal or equitable, hereunder or under the Credit Agreement or any Loan Document.

     3.     Amendments. Subject to the conditions precedent set forth in Section 4 of this Amendment, and in reliance on the representations and warranties set forth in

Section 5 of this Amendment, Borrower, Agent and Lenders hereby amend the Credit Agreement as follows:

     (a)     To the extent necessary to make the representations and warranties made under the Credit Agreement true, correct and complete after giving effect to the consummation of the Acquisition, the disclosure schedules to the Credit Agreement and the other Loan Documents identified on Exhibit B hereto are hereby amended in the manner set forth therein.

     (b)     Subsection 4.4 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

     4.4  Fixed Charge Coverage.

     Borrower shall not permit Fixed Charge Coverage for any twelve (12) month period ending on the last day of any month ending during any of the periods set forth below to be less than the ratio set forth below for such period.

Period	Applicable Ratio

October 31, 2001-December 31, 2003	1.05x
January 31, 2004 and thereafter	1.10x

“Fixed Charge Coverage” will be calculated as illustrated on Exhibit 4.8(C).”

     4.     Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent):

     (a)     Borrower shall have executed and delivered this Amendment and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

     (b)     Agent shall have received (i) a fully-executed copy of the Purchase Agreement (including all schedules and exhibits thereto) and each of the other ancillary documents executed in connection therewith, and (ii) evidence that the transactions contemplated thereby have been consummated, each in form and substance satisfactory to Agent, in its sole discretion, as evidenced by Agent’s execution of this Amendment;

     (c)     Borrower shall have executed and delivered to Agent the Collateral Assignment of Undertakings Under Asset Purchase Agreement, in form and substance satisfactory to Agent, in its sole discretion;

     (d)     Agent shall have received a Consent and Reaffirmation of Guaranty executed by each of First Tier Holdings and Second Tier Holdings in form and substance satisfactory to Agent, in its sole discretion; and

     (e)     No Default or Event of Default shall have occurred and be continuing.

     5.     Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Agent and Lenders:

     (a)     that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower;

     (b)     that each of the representations and warranties set forth in Section 5 of the Credit Agreement (other than those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

     (c)     that the consummation of the Acquisition and the other transactions contemplated thereby does not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation (including without limitation under the Debentures) or organizational documents of any Loan Party.

     6.     Amendment to Trademark Security Agreement. Borrower, Agent and Lenders hereby acknowledge and agree that Schedule A to the Trademark Security Agreement is hereby amended by adding thereto the federally registered trademarks listed on Exhibit C attached hereto, which trademarks are being acquired by Borrower in connection with the Acquisition. Borrower hereby further acknowledges and agrees that Agent shall have the right to file any necessary documentation with the United States Patent and Trademark Office (the “PTO”) to evidence Agent’s and Lenders’ security interest in such additional trademarks.

     7.     Additional Agreements.

     (a)     Borrower hereby agrees that within thirty (30) days of the date hereof, Borrower shall deliver to Agent, with respect to the real property located in Goodlettsville, Tennessee that is being acquired by Borrower in connection with the Acquisition, (i) a fully-executed Deed of Trust, in form and substance satisfactory to Agent, in Agent’s sole discretion, and (ii) all insurance documents and other agreements requested by Agent in connection therewith, including without limitation such title insurance requirements and surveys as requested by Agent, each in form and substance satisfactory to Agent, in Agent’s sole discretion (collectively, the “Mortgage Documents”). Borrower hereby acknowledges and agrees that Borrower’s failure to deliver such Mortgage Documents to Agent within thirty (30) days of the date hereof shall upon written notice by Agent to Borrower constitute an Event of Default under the Credit Agreement.

     (b)     Borrower hereby agrees that within thirty (30) days of the date hereof, Borrower shall deliver to Agent a Landlord’s Agreement (or Agreements) with respect to the leased property located in Rockford, Illinois that is being acquired by Borrower in connection with the Acquisition, which Landlord’s Agreement (or Agreements) shall have been executed by Borrower, the landlord for the property and the sub-landlord for the property, and shall otherwise be in form and substance satisfactory to Agent, in Agent’s sole discretion. Borrower hereby acknowledges and agrees that Borrower’s failure to deliver such Landlord’s Agreement (or Agreements) to Agent within thirty (30) days of the date hereof shall upon written notice by Agent to Borrower constitute an Event of Default under the Credit Agreement.

     (c)     Borrower hereby agrees that within five (5) days of the date hereof, Borrower shall deliver to Agent, in form and substance satisfactory to Agent in Agent’s sole discretion, an originally-executed assignment agreement pursuant to which Seller has assigned to Borrower the federally-registered trademarks set forth on Exhibit C hereto, for Agent to file with the PTO. Borrower hereby acknowledges and agrees that Borrower’s failure to deliver such trademark assignment to Agent within five (5) days of the date hereof shall upon written notice by Agent to Borrower constitute an Event of Default under the Credit Agreement.

     8.     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     9.     References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

     10.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

     11.     Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

THE HILLMAN GROUP, INC.

/s/ James P. Waters By: James P. Waters Title: Vice President-Finance

HELLER FINANCIAL, INC., as Agent, an Issuing Lender and a Lender

By: /s/ Robert A. Pierce Title: Duly Authorized Signatory

ANTARES CAPITAL CORPORATION

By: Title:

MADISON CAPITAL FUNDING LLC

By: /s/ K. Thomas Klimmeck Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Michael Lustbader Title: Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Joni Wagner Title: Assistant Vice President

FIFTH THIRD BANK

By: ___________________________ Title:__________________________

JOHN HANCOCK LIFE INSURANCE COMPANY

By: ___________________________ Title:__________________________

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: ___________________________ Title:__________________________

INVESTORS PARTNER LIFE INSURANCE COMPANY

By: ___________________________ Title:__________________________

MARINER CDO 2002, LTD.

By: ___________________________ Title:__________________________

THE PROVIDENT BANK

By:	/s/ Scott Kray
Title:	Vice President